Exhibit 2.8

EXECUTION VERSION

6 January 2011

By

ACERGY S.A.

(as the Company)

and

SUBSEA 7 INC.

(as the Issuer)

DEED POLL

Slaughter and May

One Bunhill Row

London EC1Y 8YY

(SRBP/AJVB/KMXL)

	CONTENTS

1.	DEFINITIONS AND INTERPRETATION	4

2.	UNDERTAKINGS OF THE ISSUER	4

3.	UNDERTAKINGS OF THE COMPANY	5

4.	ENFORCEMENT	6

5.	AMENDMENTS AND WAIVERS	7

6.	GENERAL	7

7.	INVALIDITY	7

8.	NOTICES	7

9.	DEPOSIT OF DEED POLL	8

10.	REMEDIES AND WAIVERS	8

11.	ASSIGNMENT	8

12.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	8

13.	GOVERNING LAW AND JURISDICTION	8

SCHEDULE 1		10

SCHEDULE 2		14

THIS DEED POLL is executed as a deed on 6 January 2010

BY

(1)

ACERGY S.A. (a company incorporated in the Grand Duchy of Luxembourg as a société anonyme, having its registered address at 412, F, route d’Esch, L-2086 Luxembourg and, on or shortly following the date hereof, to be renamed SUBSEA 7 S.A.) (the “Company”); and

(2)

SUBSEA 7 INC. (a company incorporated in the Cayman Islands as a limited liability company, having its registered address at P.O. Box 10718, Ugland House, South Church Street, George Town, Grand Cayman, KY1 1104 Cayman Islands (the “Issuer”),

IN FAVOUR OF

(3)	THE NOTEHOLDERS (as defined below).

WHEREAS

(A)

Pursuant to a combination agreement dated 20 June 2010, the Company and the Issuer have agreed to recommend a combination of the Company and the Issuer (the “Combination”) to their respective shareholders. On 9 November 2010, the shareholders of the Issuer and the Company approved the Combination.

(B)

The Combination will be implemented through a scheme of arrangement under the laws of the Cayman Islands (the “Scheme of Arrangement”), whereby the Issuer will become a wholly owned subsidiary of the Company. On the Scheme of Arrangement becoming effective, former shareholders of the Issuer will hold common shares in the Company having (as at the date hereof) a nominal value of U.S.$2 each (the “Common Shares”) and the Company will be renamed Subsea 7 S.A. The Company will be the ultimate holding company of the combined group.

(C)

In order to implement the Scheme of Arrangement, the shareholders of the Issuer have resolved at an extraordinary general meeting of the company held on 9 November 2010 to amend the articles of association of the Issuer (the “Articles of Association” and an “Article” shall be so construed) such that, subject to the Scheme of Arrangement becoming effective, if any Ordinary Shares in the Issuer are issued to any person (a “New Member”) (other than under the Scheme of Arrangement or to the Company and/or its nominee(s)) after the Scheme Record Time (as defined in the Scheme of Arrangement), the Issuer shall compulsorily repurchase and cancel such Ordinary Shares in exchange for an aggregate in kind repurchase price comprising the delivery or issue to the New Member of the relevant number of Common Shares in the Company (together with a cash payment in respect of any fractional entitlements) to which the New Member would have been entitled pursuant to the terms of the Scheme of Arrangement had its Ordinary Shares in the Issuer so repurchased been subject to the Scheme of Arrangement. All Common Shares so delivered to the New Member shall rank pari passu with all other common shares in the Company for the time being in issue, including any dividends or distributions made, paid or declared thereon following the date on which the repurchase of the shares in the Issuer is effected by the Issuer.

(D)	On 6 June 2006, the Issuer issued U.S.$300,000,000 2.80 per cent. Convertible Notes due 2011 convertible into common shares of the Issuer (the “Notes”).

(E)

The Company and the Issuer now wish to make certain undertakings in connection with the Combination and the Scheme of Arrangement in favour of the holders in whose name the Notes are registered in the register of noteholders (the “Noteholders”) on the terms set out herein.

NOW THIS DEED POLL WITNESSETH as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Unless otherwise defined herein, defined terms in this Deed Poll shall have the meanings given to such terms in schedule 1 (Definitions) hereto.

1.2

In the event of any inconsistency between the terms and expressions defined in schedule 1 (Definitions) and those defined in this Deed Poll, the terms and expressions defined in this Deed Poll shall prevail.

1.3

Unless the context requires otherwise, terms importing the singular number only shall include the plural and vice versa and terms importing persons shall include firms and corporations and terms importing one gender only shall include the other gender.

1.4

References in this Deed Poll to clauses shall be construed as references to the clauses of this Deed Poll and any reference to a sub-clause shall be construed as a reference to the relevant sub-clause of the clause in which such reference appears.

1.5

References in this Deed Poll to any statute or a provision of any statute shall be deemed to include a reference to any statute or the provision of any statute which amends, extends, consolidates, re-enacts or replaces the same, or which has been amended, extended, consolidated, re-enacted or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.6	The headings to clauses are inserted for convenience only and shall not affect the construction of this Deed Poll.

2.	UNDERTAKINGS OF THE ISSUER

2.1	Subject to the terms of this Deed Poll, the Issuer hereby undertakes in favour of the Noteholders, without prejudice to the Conditions and whilst any Conversion Right remains exercisable:

(A)

to issue or deliver to a Noteholder on the exercise of a Conversion Right the number of Ordinary Shares per Note determined by dividing the principal amount of the relevant Note by the Conversion Price in effect on the relevant Conversion Date as adjusted by Condition 6 and by the provisions of schedule 2 (Adjustment to Conversion Price) hereto, provided that the number of Ordinary Shares per Note so issued or delivered shall not be less than the number of Ordinary Shares that such Noteholder is entitled to receive pursuant to Condition 6;

(B)

to deliver, or procure that the Company delivers or issues, to the Noteholder on the repurchase and cancellation pursuant to Article 9A of the Articles of Association of the Ordinary Shares issued or delivered on conversion of the relevant Note:

(i)	the number of Common Shares determined in accordance with Article 9A of the Articles of Association and the Scheme Ratio; and

(ii)	a cash payment in lieu of any entitlement to a fraction of a Common Share (a “Fractional Cash Payment”);

(C)

to pay any taxes or capital duties or stamp duties payable in Norway, the Cayman Islands, the United Kingdom, Luxembourg or Belgium arising on (i) the repurchase and cancellation pursuant to Article 9A of the Articles of Association of Ordinary Shares issued on conversion of each Note and (ii) the allotment and issue or delivery of Common Shares (including any Additional Common Shares) in accordance with Article 9A of the Articles of Association and this Deed Poll; and

(D)

to take all necessary steps to procure that the Common Shares to be issued or delivered on exercise of Conversion Rights are issued and/or delivered by no later than the Delivery Date and promptly to procure that all necessary filings with, and applications to, the Relevant Stock Exchange for the admission to listing and to trading of such Common Shares.

2.2

Notwithstanding clause 2.1, the Conversion Price shall not be amended on the occurrence of any event or circumstance in accordance with schedule 2 (Adjustment to Conversion Price) hereto if an adjustment to the Conversion Price has been made in respect of such event or circumstance pursuant to Condition 6.

2.3

The Issuer shall discharge its obligation under clause 2.1(A) to issue or deliver to a Noteholder on the exercise of a Conversion Right the number of Ordinary Shares per Note determined by dividing the principal amount of the relevant Note by the Conversion Price in effect on the relevant Conversion Date as adjusted by Condition 6 by the issue or delivery of such number of Ordinary Shares in accordance with Condition 6.

3.	UNDERTAKINGS OF THE COMPANY

Subject to the terms of this Deed Poll, the Company hereby undertakes in favour of the Noteholders, whilst any Conversion Right remains exercisable:

(A)

not to approve, and to procure that each of its direct or indirect subsidiaries which may after the date hereof hold shares in Subsea 7 shall not approve, any resolution of the shareholders of the Issuer amending Article 9A of the Articles of Association or otherwise amend, alter or change the Scheme Ratio without, in each case, the sanction by a special quorum resolution of Noteholders passed in accordance with the Trust Deed;

(B)	to deliver or issue to the Issuer or, if so notified by the Issuer, the Noteholder on conversion of each Note:

(i)	the number of Common Shares determined in accordance with clause 2.1(B)(i); and

(ii)	any Fractional Cash Payments;

(C)

to use its reasonable endeavours to ensure that the Common Shares issued or delivered upon conversion of each Note will, as soon as practicable after issue or delivery, be admitted to listing and to trading on the Relevant Stock Exchange and will be listed, quoted or dealt in, as soon as practicable after issue or delivery, on any other stock exchange or securities market on which the Common Shares may then be listed or quoted or dealt in;

(D)

to take all necessary steps to procure that the Common Shares to be issued or delivered on exercise of Conversion Rights are issued and/or delivered by no later than the Delivery Date and promptly to make all necessary filings with, and applications to, the Relevant Stock Exchange for the admission to listing and to trading of such Common Shares; and

(E)

to keep available for issue or delivery free from pre-emptive rights out of its authorised or issued capital sufficient unissued or issued Common Shares to enable the Company to perform its obligations hereunder.

4.	CONVERSION OF NOTES

Notwithstanding clause 2.1, the number of Common Shares to be issued or delivered on the exercise of a Conversion Right shall be determined by dividing the principal amount of the relevant Note by the Conversion Price in effect on the relevant Conversion Date, as adjusted by Condition 6 and by the provisions of schedule 2 (Adjustment to Conversion Price) hereto, provided that the number of Ordinary Shares per Note so issued or delivered shall not be less than the number of Ordinary Shares that such Noteholder is entitled to receive pursuant to Condition 6.

5.	ENFORCEMENT

At any time after any obligation of the Company or the Issuer has fallen due or the Company or the Issuer has failed to comply or perform any of its obligations or undertakings under this Deed Poll, any Noteholder may, at its discretion, take such proceedings as it may think fit against the Company to enforce the provisions of this Deed Poll in accordance with its terms.

6.	AMENDMENTS AND WAIVERS

6.1

Any amendment to this Deed Poll may be effected only by deed poll, executed by the Company and expressed to be supplemental hereto with the sanction by a special quorum resolution of Noteholders passed in accordance with the Trust Deed.

6.2	A memorandum of every such supplemental deed poll shall be endorsed on this Deed Poll.

6.3	Any such amendment to this Deed Poll shall be notified to the Noteholders by publishing a notice on the Oslo Stock Exchange information system

7.	GENERAL

7.1	This Deed Poll shall take effect as a deed poll for the benefit of the Noteholders from time to time.

7.2	The obligations expressed to be assumed by the Company and the Issuer in this Deed Poll shall enure, for as long as any Note remains outstanding, for the benefit of the Noteholders.

7.3	In the event that no Note remains outstanding, this Deed Poll shall terminate without further action by any person.

8.	INVALIDITY

8.1	If, at any time, any provision of this Deed Poll is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Deed Poll; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Deed Poll.

9.	NOTICES

9.1

A notice to the Issuer under this Deed Poll shall only be effective if it is in writing and delivered to the registered office of the Issuer from time to time for the attention of the General Counsel or to such other address as the Issuer has notified to the Noteholders.

9.2

A notice to the Company under this Deed Poll shall only be effective if it is in writing and delivered to the registered office of the Company from time to time for the attention of the General Counsel or to such other address as the Company has notified to the Noteholders, with a copy to Acergy M.S. Limited at 200 Hammersmith Road, London W6 7DL, United Kingdom.

9.3	A notice to the Noteholders under this Deed Poll shall only be effective if published on the Oslo Stock Exchange information system.

10.	DEPOSIT OF DEED POLL

10.1

This Deed Poll shall be deposited with the Paying and Conversion Agent as of the date hereof and held by the Paying and Conversion Agent until all the obligations of the Company and the Issuer under or in respect of the Notes have been discharged in full.

10.2	Copies of this Deed Poll shall be available for inspection during usual business hours during such period at the principal office for the time being of the Paying and Conversion Agent.

11.	REMEDIES AND WAIVERS

11.1

No delay or omission by the Company, the Issuer or any Noteholder in exercising any right, power or remedy provided by law or under this Deed Poll shall affect that right, power or remedy or operate as a waiver of such right, power or remedy or constitute an election to affirm the Deed Poll.

11.2

The single or partial exercise of any right, power or remedy provided by law or under this Deed Poll shall not unless otherwise expressly stated preclude any other or further exercise of it or the exercise of any other right, power or remedy.

11.3	The rights, powers and remedies provided in this Deed Poll are cumulative and not exclusive of any rights, powers and remedies provided by law.

12.	ASSIGNMENT

No Noteholder shall be entitled to assign all or part of the benefit of, or his rights or benefits under, this Deed Poll to any person.

13.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Neither the Company nor the Issuer intends that any term of this Deed Poll should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person.

14.	GOVERNING LAW AND JURISDICTION

14.1	This Deed Poll (and any non-contractual obligations arising therefrom) shall be governed by and construed in accordance with English law.

14.2

The courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed Poll. Any proceeding, suit or action arising out of or in connection with this Deed Poll (“Proceedings”) shall be brought in the English courts.

14.3

Each of the Company and the Issuer waives (and agrees not to raise) any objection, on the ground of forum non conveniens or on any other ground, to the taking of proceedings in the English courts. The Company and the Issuer also agree that a judgment against it in Proceedings brought in England shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

14.4	Each of the Company and the Issuer irrevocably submits and agrees to submit to the jurisdiction of the English courts.

IN WITNESS whereof this Deed Poll has been executed and delivered as a deed poll by the Company and the Issuer on the date first written above.

Executed as a deed by	)
ACERGY S.A.	)
acting by and	)
who, in accordance with	) /s/ Johan Rasmussen
the laws of the territory in which ACERGY
S.A. is incorporated, are acting under the
authority of ACERGY S.A.	)
)
)
)

Executed as a deed by	)
SUBSEA 7 INC.	)
acting by and	)
who, in accordance with	) /s/ Michael Delouche
the laws of the territory in which SUBSEA 7
INC. is incorporated, are acting under the
authority of SUBSEA 7 INC.	)
)
)
)

SCHEDULE 1

DEFINITIONS

In this Deed Poll:

A reference to a “Condition” shall be to a condition of the Notes.

“Conversion Price” shall be given the meaning ascribed to it in the Trust Deed.

“Current Market Price” means, in respect of a Common Share at a particular date, the average of the Volume Weighted Average Price of a Common Share for the five consecutive Dealing Days ending on the Dealing Day immediately preceding such date; provided that if at any time during the said five-dealing-day period the Volume Weighted Average Price shall have been based on a price ex-Dividend (or ex- any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement), then:

(A)

if the Common Shares to be issued or transferred do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price cum-Dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement of such Dividend (or entitlement); or

(B)

if the Common Shares to be issued or transferred do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Common Shares shall have been based on a price ex-Dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of first public announcement of such Dividend (or entitlement), and provided further that, if on each of the said five Dealing Days the Volume Weighted Average Price shall have been based on a price cum-Dividend (or cum- any other entitlement) in respect of a Dividend (or other entitlement) which has been declared or announced but the Common Shares to be issued do not rank for that Dividend (or other entitlement) the Volume Weighted Average Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such Dividend or entitlement per Common Share as at the date of the first public announcement of such Dividend or entitlement, and provided further that, if the Volume Weighted Average Price of a Common Share is not available on one or more of the said five Dealing Days, then the average of such Volume Weighted Average Prices which are available in that five-dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“Dealing Day” means a dealing day of the Relevant Stock Exchange on which the Common Shares are admitted to trading.

“Dividend” means any dividend or any form of distribution to Shareholders (including a SpinOff) whether of cash, assets or other property, and whenever paid or made and however described (and for these purposes a distribution of assets includes without limitation an issue of Common Shares, or other Securities credited as fully or partly paid up by way of capitalisation of profits or reserves) provided that:

(A)

where a cash Dividend is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the issue or delivery of Common Shares or other property or assets, or where a capitalisation of profits or reserves is announced which is to be, or may at the election of a Shareholder or Shareholders be, satisfied by the payment of the Dividend in cash, then for the purposes of this definition the Dividend in question shall be treated as a Cash Dividend of the greater of (i) such cash Dividend and (ii) the Fair Market Value (on the date of the first public announcement of such Dividend or capitalisation (as the case may be) or if later, the date on which the number of Common Shares (or amount of property or assets, as the case may be) which may be issued or delivered is determined), of such Common Shares or other property or assets;

(B)	any issue of Common Shares falling within Condition 6(b)(ii) shall be disregarded;

(C)

a purchase or redemption or buy back of share capital of the Company by the Company or any Subsidiary of the Company (other than such a purchase or redemption or buy back in connection with the delivery of Common Shares in accordance with this Deed Poll) shall not constitute a Dividend unless, in the case of purchases, redemptions or buy backs of Common Shares by or on behalf of the Company or any of its Subsidiaries, the weighted average price per Common Share (before expenses) on any one day (a “Specified Share Day”) in respect of such purchases, redemptions or buy backs (translated, if not in Norwegian kroner, into Norwegian kroner at the spot rate ruling at the close of business on such day as determined in good faith by an Independent Financial Adviser (or if no such rate is available on that date, the equivalent rate on the immediately preceding date on which such rate is available), exceeds by more than 5 per cent. the average of the closing prices of the Common Shares on the Relevant Stock Exchange (as published by or derived from the Relevant Stock Exchange) on the five Dealing Days immediately preceding the Specified Share Day or, where an announcement (excluding, for the avoidance of doubt for these purposes, any general authority for such purchases approved by a general meeting of Shareholders or any notice convening such a meeting of Shareholders) has been made of the intention to purchase Common Shares at some future date at a specified price, on the five Dealing Days immediately preceding the date of such announcement, in which case such purchase shall be deemed to constitute a cash Dividend in Norwegian kroner to the extent that the aggregate price paid (before expenses) in respect of such Common Shares purchased by the Company or, as the case may be, any of its Subsidiaries (translated where appropriate into Norwegian kroner as provided above) exceeds the product of (i) 105 per cent. of the average closing price of the Common Shares determined as aforesaid and (ii) the number of Common Shares so purchased; and

(D)

if the Company or any of its Subsidiaries shall purchase any receipts or certificates representing Common Shares, the provisions of paragraph (c) shall be applied in respect thereof in such manner and with such modifications (if any) as shall be determined in good faith by an Independent Financial Adviser.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined in good faith by an Independent Financial Adviser provided, that (i) the Fair Market Value of a cash Dividend paid or to be paid shall be the amount of such cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, Spin-Off Securities, options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by an Independent Financial Adviser), the fair market value (a) of such Securities or Spin-Off Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities or Spin-Off Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of both (a) and (b) during the period of five trading days on the relevant market commencing on such date (or, if later, the first such trading day such Securities or Spin-Off Securities, options, warrants or other rights are publicly traded); and (iv) in the case of (i) converted into Norwegian kroner (if declared or paid in a currency other than Norwegian kroner) at the rate of exchange used to determine the amount payable to Shareholders who were paid or are to be paid or are entitled to be paid the cash Dividend in Norwegian kroner; and in any other case, converted into Norwegian kroner (if expressed in a currency other than Norwegian kroner) at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on that date (or if no such rate is available on that date the equivalent rate on the immediately preceding date on which such a rate is available).

“Independent Financial Adviser” means an independent investment bank of international repute appointed by the Company.

“Ordinary Shares” shall be given the meaning ascribed to it in the Trust Deed.

“outstanding” shall be given the meaning ascribed to it in the Trust Deed.

“Paying and Conversion Agent” means the paying and conversion agent to the Notes, which, as of the date hereof, is Nordea Bank Norge ASA, Verdipapirservice whose specified office is at Middelthuns gt. 17, N-0368 Oslo, Norway.

“Register” means the Norwegian securities register (in Norwegian: Verdipapirsentralen (VPS))

“Relevant Stock Exchange” means the Oslo Stock Exchange or if at the relevant time the Common Shares are not at that time listed and admitted to trading on the Oslo Stock Exchange, the principal stock exchange or securities market on which the Common Shares are then listed or quoted or dealt in.

“Scheme Ratio” means the calculation pursuant to which each shareholder of the Issuer registered in the register of members at 6.00 p.m. Oslo time on the day the Cayman Court Order is filed with the Registrar of Companies in the Cayman Islands will receive, pursuant to and in accordance with the terms of the Scheme of Arrangement, 1.065 Common Shares for each Ordinary Share in the Issuer.

“Shareholders” means the holders of Common Shares.

“Securities” means any securities including, without limitation, Common Shares, or options, warrants or other rights to subscribe for or purchase or acquire Common Shares.

“Spin-Off” means:

(a)	a distribution of Spin-Off Securities by the Company to Shareholders as a class; or

(b)

any issue, transfer or delivery of any property or assets (including cash or shares or securities of or in or issued or allotted by any entity) by any entity (other than the Company) to Shareholders as a class or, in the case of or in connection with a Newco Scheme, Existing Shareholders, as a class (but excluding the issue and allotment of shares by Newco to Existing Shareholders), pursuant in each case to any arrangements with the Company or any of its Subsidiaries.

“Spin-Off Securities” means equity share capital of an entity other than the Company or options, warrants or other rights to subscribe for or purchase equity share capital of an entity other than the Company.

A “Subsidiary” of any person means (i) a company more than 50 per cent. of the Voting Rights of which is owned or controlled, directly or indirectly, by such person or by one or more other Subsidiaries of such person or by such person and one or more Subsidiaries thereof or (ii) any other person (other than a company) in which such person, or one or more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Volume Weighted Average Price” means, in respect of a Common Share, Security or, as the case may be, a Spin-Off Security on any Dealing Day, the volume-weighted average price of a Common Share, Security or, as the case may be, a Spin-Off Security published by or derived (in the case of a Common Share) from the Relevant Stock Exchange or (in the case of a Security or Spin-Off Security) from the principal stock exchange or securities market on which such Securities or Spin-Off Securities are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined to be appropriate by an Independent Financial Adviser on such Dealing Day, provided that if on any such Dealing Day where such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Common Share, Security or a Spin-Off Security, as the case may be, in respect of such Dealing Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding Dealing Day on which the same can be so determined.

SCHEDULE 2

ADJUSTMENT TO CONVERSION PRICE

1.	CONSOLIDATION, RECLASSIFICATION OR SUBDIVISION

If and whenever there shall be a consolidation, reclassification or subdivision of Common Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification or subdivision by the following fraction:

A

B

where:

A	is the aggregate number of Common Shares in issue immediately before such consolidation, reclassification or subdivision, as the case may be; and

B	is the aggregate number of Common Shares in issue immediately after, and as a result of, such consolidation, reclassification or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

2.	ISSUE OF COMMON SHARES

If and whenever the Company shall issue any Common Shares credited as fully paid to the Shareholders by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Common Shares issued instead of the whole or part of a cash Dividend which the Shareholders would or could otherwise have received or (2) where the Shareholders may elect to receive a cash Dividend in lieu of such Common Shares, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A

B

where:

A	is the aggregate nominal amount of the issued Common Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Common Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Common Shares.

3.	DIVIDENDS

If and whenever the Company shall pay or make any Dividend to Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the relevant Dividend by the following fraction:

A–B

A

where:

A

is the Current Market Price of one Common Share a Dealing Day immediately preceding the date of the first public announcement of the relevant Dividend or, in the case of a purchase of Common Shares or any receipts or certificates representing shares by or on behalf of the Company or any Subsidiary of the Company, on which such Common Shares are purchased or, in the case of a Spin-Off, is the mean of the Volume Weighted Average Prices of a Common Share for the five consecutive Dealing Days ending on the Dealing Day immediately preceding the first date on which the Common Shares are traded ex-the relevant Spin-Off; and

B

is the portion of the Fair Market Value, with such portion being determined by dividing the Fair Market Value of the aggregate Dividend by the number of Common Shares entitled to receive the relevant Dividend (or, in the case of a purchase of Common Shares or any receipts or certificates representing shares by or on behalf of the Company or any Subsidiary of the Company, by the number of Common Shares in issue immediately prior to such purchase), of the Dividend attributable to one Common Share.

Such adjustment shall become effective on the date on which the relevant Dividend is paid or made or, in the case of a purchase of Common Shares or any receipts or certificates representing Common Shares, on the date such purchase is made or, in any such case if later, the first date upon which the Fair Market Value of the relevant Dividend is capable of being determined as provided herein.

For the purposes of the above, the Fair Market Value of a Cash Dividend shall (subject as provided in paragraph (a) of the definition of “Dividend” and in the definition of “Fair Market Value”) be determined as at the date of the first public announcement of the relevant Dividend, and in the case of a Non-Cash Dividend, the Fair Market Value of the relevant Dividend shall be the Fair Market Value of the relevant Spin-Off Securities or, as the case may be, the relevant property or assets.

“Non-Cash Dividend” means any Dividend which is not a Cash Dividend, and shall include a Spin-Off.

“Cash Dividend” means (i) any Dividend which is to be paid or made in cash (in whatever currency), but other than falling within paragraph (b) of the definition of “Spin-Off” and (ii) any Dividend determined to be a Cash Dividend pursuant to paragraph (a) of the definition of “Dividend”, and for the avoidance of doubt, a Dividend falling within paragraph (c) or (d) of the definition of “Dividend” shall be treated as being a Non-Cash Dividend.

4.	ISSUE OF COMMON SHARES AS A CLASS BY WAY OF RIGHTS

If and whenever the Company shall issue Common Shares to Shareholders as a class by way of rights, or issue or grant to Shareholders as a class by way of rights, options, warrants or other rights to subscribe for or purchase any Common Shares, in each case at a price per Common Share which is less than 90 per cent. of the Current Market Price per Common Share on the Dealing Day immediately preceding the date of the first public announcement of the terms of the issue or grant of such Common Shares, options, warrants or other rights, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A+B

A+C

where:

A	is the number of Common Shares in issue immediately before such announcement;

B

is the number of Common Shares which the aggregate amount (if any) payable for the Common Shares issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Common Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Common Share; and

C

is the number of Common Shares issued or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

5.	ISSUE OF SECURITIES TO SHAREHOLDERS AS A CLASS BY WAY OF RIGHTS

If and whenever the Company shall issue any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase any Common Shares) to Shareholders as a class by way of rights or grant to Shareholders as a class by way of rights any options, warrants or other rights to subscribe for or purchase any Securities (other than Common Shares or options, warrants or other rights to subscribe for or purchase Common Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A–B

A

where:

A	is the Current Market Price of one Common Share on the Dealing Day immediately preceding the first date on which the terms of such issue or grant are publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Common Share.

Such adjustment shall become effective on the first date on which the Common Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

6.	ISSUE OF COMMON SHARES FOR CASH OR NON-CASH CONSIDERATION

If and whenever the Company shall issue (otherwise than as mentioned in paragraph 4 above) wholly for cash or for no consideration any Common Shares (other than Common Shares issued on conversion of the Notes or on the exercise of any rights of conversion into, or exchange or subscription for or purchase of, Common Shares) or issue or grant (otherwise than as mentioned in paragraph (4) above) wholly for cash or for no consideration any options, warrants or other rights to subscribe for or purchase any Common Shares (other than the Notes, which term shall for this purpose include any further notes issued pursuant to Condition 17 and forming a single series with the Notes), in each case at a price per Common Share which is less than 90 per cent. of the Current Market Price per Common Share on the Dealing Day immediately preceding the date of the first public announcement of the terms of such issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue or grant by the following fraction:

A+B

A+C

where:

A	is the number of Common Shares in issue immediately before the issue of such Common Shares or the grant of such options, warrants or rights;

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the issue of such Common Shares or, as the case may be, for the Common Shares to be issued or otherwise made available upon the exercise of any such options, warrants or rights, would purchase at such Current Market Price per Common Share; and

C

is the number of Common Shares to be issued pursuant to such issue of such Common Shares or, as the case may be, the maximum number of Common Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights.

Such adjustment shall become effective on the date of issue of such Common Shares or, as the case may be, the grant of such options, warrants or rights.

7.	ISSUE OF SECURITIES CONVERTIBLE INTO COMMON SHARES

If and whenever the Company or any Subsidiary of the Company or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary of the Company) any other company, person or entity (otherwise than as mentioned in paragraphs 4, 5 or 6 above) shall issue wholly for cash or for no consideration any Securities (other than the Notes, which term shall for this purpose exclude any further notes issued pursuant to Condition 17 and forming a single series with the Notes), which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, Common Shares (or shall grant any such rights in respect of existing Securities so issued) or Securities which by their terms might be re-designated as Common Shares, and the consideration per Common Share receivable upon conversion, exchange, subscription or re-designation is less than 90 per cent. of the Current Market Price per Common Share on the Dealing Day immediately preceding the date of the first public announcement of the terms of issue of such Securities (or the terms of such grant), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue (or grant) by the following fraction:

A+B

A+C

where:

A

is the number of Common Shares in issue immediately before such issue or grant (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Common Shares which have been issued by the Company for the purposes of or in connection with such issue, less the number of such Common Shares so issued);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to such Securities or, as the case may be, for the Common Shares to be issued or to arise from any such re- designation would purchase at such Current Market Price per Common Share; and

C

is the maximum number of Common Shares to be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such right of subscription attached thereto at the initial conversion, exchange or subscription price or rate or, as the case may be, the maximum number of Common Shares which may be issued or arise from any such re-designation.

Provided that, if at the time of issue of the relevant Securities or date of grant of such rights (as used in this paragraph 7, the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or, as the case may be, such Securities are re-designated or at such other time as may be provided) then for the purposes of this paragraph 7, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange, subscription, purchase or acquisition or, as the case may be, redesignation had taken place on the Specified Date.

Such adjustment shall become effective on the date of issue of such Securities or, as the case may be, the grant of such rights.

8.	MODIFICATION OF THE RIGHTS OF CONVERSION, EXCHANGE OR SUBSCRIPTION

If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such Securities (other than the Notes, which term shall for this purpose include any further notes issued pursuant to Condition 17 and forming a single series with the Notes) as are mentioned in paragraph 7 above (other than in accordance with the terms (including terms as to adjustment) applicable to such Securities upon issue) so that following such modification the consideration per Common Share receivable has been reduced and is less than 90 per cent. of the Current Market Price per Common Share on the Dealing Day immediately preceding the date of the first public announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by the following fraction:

A+B

A+C

where:

A

is the number of Common Shares in issue immediately before such modification (but where the relevant Securities carry rights of conversion into or rights of exchange or subscription for Common Shares which have been issued, purchased or acquired by the Company or any Subsidiary of the Company (or at the direction or request or pursuant to any arrangements with the Company or any Subsidiary of the Company) for the purposes of or in connection with such issue, less the number of such Common Shares so issued, purchased or acquired);

B

is the number of Common Shares which the aggregate consideration (if any) receivable for the Common Shares to be issued or otherwise made available upon conversion or exchange or upon exercise of the right of subscription attached to the Securities so modified would purchase at such Current Market Price per Common Share or, if lower, the existing conversion, exchange or subscription price of such Securities; and

C

is the maximum number of Common Shares which may be issued or otherwise made available upon conversion or exchange of such Securities or upon the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Financial Adviser shall consider appropriate for any previous adjustment under this paragraph 8 or paragraph 7 above.

Provided that if at the time of such modification (as used in this paragraph 8, the “Specified Date”) such number of Common Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time (which may be when such Securities are converted or exchanged or rights of subscription are exercised or at such other time as may be provided) then for the purposes of this paragraph 8, “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Specified Date and as if such conversion, exchange or subscription had taken place on the Specified Date.

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such Securities.

9.	OTHER ADJUSTMENTS

If and whenever the Company or any Subsidiary of the Company or (at the direction or request of or pursuant to any arrangements with the Company or any Subsidiary of the Company) any other company, person or entity shall offer any Securities in connection with which offer Shareholders as a class are entitled to participate in arrangements whereby such Securities may be acquired by them (except where the Conversion Price falls to be adjusted under paragraphs 2, 3, 4, 6 or 7 above (or would fall to be so adjusted if the relevant issue or grant was at less than 90 per cent. of the Current Market Price per Common Share on the relevant Dealing Day) or under paragraph 5 above) the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the making of such offer by the following fraction:

A–B

A

where:

A	is the Current Market Price of one Common Share on the Dealing Day immediately preceding the date on which the terms of such offer are first publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the relevant offer attributable to one Common Share.

Such adjustment shall become effective on the first date on which the Common Shares are traded ex-rights on the Relevant Stock Exchange.

10.	MISCELLANEOUS

10.1

If the Company determines that an adjustment should be made to the Conversion Price as a result of one or more circumstances not referred to above in this schedule (even if the relevant circumstance is specifically excluded from the operation of paragraphs 1 to 9 above), the Company shall, at its own expense and acting reasonably, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that an adjustment shall only be made pursuant to this paragraph 10 if such Independent Financial Adviser is so requested to make such a determination not more than 21 days after the date on which the relevant circumstance arises and if the adjustment would result in a reduction to the Conversion Price.

10.2

Notwithstanding the foregoing provisions, where the events or circumstances giving rise to any adjustment pursuant to this schedule have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of any other events or circumstances which have already given or will give rise to an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of the Company, a modification to the operation of the adjustment provisions is required to give the intended result, such modification shall be made to the operation of the adjustment provisions as may be advised by an Independent Financial Adviser to be in its opinion appropriate to give the intended result and provided further that, for the avoidance of doubt, the issue of Common Shares pursuant to the exercise of Warrants or Conversion Rights shall not result in an adjustment to the Conversion Price.

10.3	For the purpose of any calculation of the consideration receivable or price pursuant to paragraphs 4, 6, 7 and 8, the following provisions shall apply:

(A)	the aggregate consideration receivable or price for Common Shares issued for cash shall be the amount of such cash;

(B)

(x) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Common Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by the Company to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the date of the first public announcement of the terms of issue of such Securities or, as the case may be, such options, warrants or rights, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Common Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Common Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(C)

if the consideration or price determined pursuant to (A) or (B) above (or any component thereof) shall be expressed in a currency other than US dollars, it shall be converted into US dollars at such rate of exchange as may be determined in good faith by an Independent Financial Adviser to be the spot rate ruling at the close of business on the date of the first public announcement of the terms of issue of such Securities (or if no such rate is available on that date, the equivalent rate on the immediately preceding date on which such rate is available); and

(D)

in determining consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Common Shares or Securities or otherwise in connection therewith.

10.4

If the Delivery Date (as defined in the Conditions) in relation to the conversion of any Note shall be after any consolidation, reclassification or sub-division as is mentioned in paragraph 1 above, or after the record date or other due date for the establishment of entitlement for any such issue, distribution, grant or offer (as the case may be) as is mentioned in paragraphs 2, 3 comprising a cash Dividend, 4, 5 or 9, or after any such issue or grant as is mentioned in paragraphs 6 and 7, in any case in circumstances where the relevant Conversion Date falls before the relevant adjustment becomes effective under this schedule (such adjustment, a “Retroactive Adjustment”), then the Company shall (conditional upon the relevant adjustment becoming effective) procure that there shall be issued or delivered to the converting Noteholder, in accordance with the instructions contained in the Conversion Notice, such additional number of Common Shares (if any) (the “Additional Common Shares”) as, together with the Common Shares issued or to be issued or delivered on conversion of the relevant Note (together with any fraction of an Common Share not so issued), is equal to the number of Common Shares which would have been required to be issued or delivered on conversion of such Note if the relevant adjustment (more particularly referred to in the said provisions of this schedule) to the Conversion Price had in fact been made and become effective immediately prior to the relevant Conversion Date.

10.5

If any doubt shall arise as to the appropriate adjustment to the Conversion Price in accordance with this schedule, and following consultation between the Company, the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect of such adjustment to the Conversion Price shall be conclusive and binding on all concerned, save in the case of manifest or proven error.

10.6

No adjustment will be made to the Conversion Price where Common Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Company or any of its Subsidiaries or any associated company or to trustees to be held for the benefit of any such person, in any such case pursuant to any employees’share or option scheme.